SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 7, 2005

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 7.01 Information Provided Under Item 7 Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01, Regulation FD Disclosure.

On June 7, 2005, Tripos, Inc. issued a press release announcing that it has been awarded a grant of Euro 875,000 ($1.1 million) from the Marie Curie Fellowship for Transfer of Knowledge by the European Union (EU) under its Sixth Framework Programme for Research and Technological Development (FP6). A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: June 7, 2005

INDEX TO EXHIBITS

Exhibit No. Description

99.1             Press release, dated June 7, 2005, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Bioscience

Lisa Osborne

Account Director

(425) 638-7134

lisao@wagged.com

For Release 7 a.m. BST

June 7, 2005

Tripos Awarded Marie Curie Fellowship for Transfer of Knowledge by the European Union

Euro 875,000 Grant to Finance Biology and Chemistry Fellows at Tripos Discovery Research, Ltd.

BUDE, England, and ST. LOUIS -- June 7, 2005 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products and services, today announced that it has been awarded a Marie Curie Fellowship for Transfer of Knowledge by the European Union (EU) under its Sixth Framework Programme for Research and Technological Development (FP6). This grant, valued at roughly 875,000 euros (approximately $1.1 million U.S.), will pay for seven biology and chemistry research fellows to join Tripos Discovery Research, Ltd. (TDR), in Bude, England, for 18 months each over a four-year period to work in lead discovery and development. These fellows will be recruited from continental Europe, and the first of these scientists is expected to begin working at TDR later this year.

FP6's goal is to bring together Europe's research and scientific expertise and create a European Research Area as a model for the future. The program is designed to promote scientific excellence and improve Europe's competitiveness and innovation. FP6 is the EU's main source of research funding in Europe. FP6 funding is a highly competitive process; more than 370 proposals were submitted and only about 24 percent of them will be financed.

"We are delighted to receive this award and to have the opportunity to collaborate with top biologists and chemists from across the EU in lead discovery and development," said Dr. Mark Allen, senior vice president and managing director at TDR.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com.

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This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Tripos and the Tripos logo are registered trademarks of Tripos, Inc., and/or its affiliates in the United States and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.